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                EXHIBIT 23.2 CONSENT OF MONROE SHINE & CO., INC.


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                      [MONROE SHINE & CO., INC. LETTERHEAD]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Capital, Inc. of our report dated January 16, 2009 included and incorporated by reference in the Annual Report on Form 10-K for First Capital, Inc. for the year ended December 31, 2008.


/s/ Monroe Shine & Co., Inc.

New Albany, Indiana
May 27, 2009